                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

                              (Amendment No. ____)

Filed by the Registrant  [   X   ]
Filed by a Party other than the Registrant [       ]
Check the appropriate box:
[     ]  Preliminary Proxy Statement
[  X  ]  Definitive Proxy Statement
[     ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                                CYTOCARE, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   DAVID V. RADLINSKI, CHIEF FINANCIAL OFFICER
------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[     ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or
         14a-6(j)(2).
[     ]  $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[     ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
      1)    Title of each class of securities to which transaction applies:

      _______________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:

      _______________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

      _______________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:

      _______________________________________________________________________

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[     ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ________________________________________________
      2)    Form, Schedule or Registration Statement No.:

            ________________________________________________
      3)    Filing Party:

            ________________________________________________
      4)    Date Filed:

            ________________________________________________

                                 CYTOCARE, INC.
                                  100 COLUMBIA
                                   SUITE 100
                         ALISO VIEJO, CALIFORNIA 92656

                                _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 21, 1995

To the Stockholders of
CYTOCARE, INC.

         The Annual Meeting of Stockholders of Cytocare, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters, 100 Columbia, Suite 100, Aliso Viejo, California on September 21, 1995, at 2:00 p.m., local time, for the following purposes:

         1. To elect a board of 3 directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified;

         2. To approve amendment of the Company's Certificate of Incorporation to effect the Company's name change from Cytocare, Inc. to Medstone International, Inc.;

         3. To ratify the appointment of Ernst & Young, LLP as independent accountants of the Company for the year ending December 31, 1995; and

         4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

         Errol Payne and Paul Quadros, directors of the Company, have advised the Board that they will not stand for re-election at the Annual Meeting. In addition, Mr. Payne will be stepping down as the Company's Chief Executive Officer. We thank Mr. Payne and Mr. Quadros for their service to the Board. The Board of Directors has nominated David Radlinski, the Company's new Chief Executive Officer, and Donald John Regan, Vice President and General Counsel of Kinsell, O'Neill, Newcomb & De Dios, Inc. to replace Messrs. Payne and Quadros on the Board.

         THE FOREGOING ITEMS OF BUSINESS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

         The Board of Directors has fixed the close of business on August 18, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                              FOR THE BOARD OF DIRECTORS,


                                              David V. Radlinski, Secretary

Aliso Viejo, California
August 18, 1995

                                 CYTOCARE, INC.


                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cytocare, Inc., a Delaware corporation (the "Company"), for use at the Company's 1995 Annual Meeting of Stockholders to be held on September 21, 1995, at 2:00 p.m., local time (the "Meeting") and at any and all adjournments and postponements of the Meeting. This Proxy Statement and the accompanying form of proxy are expected to be first mailed to stockholders on or about August 29, 1995.

PURPOSES OF THE ANNUAL MEETING

    The purposes of the Annual Meeting are (1) to elect a Board of Directors of the Company, (2) to approve the amendment of the Company's Certificate of Incorporation to effect the Company's name change to Medstone International, Inc., (3) to ratify the appointment of Ernst & Young, LLP as independent accountants of the Company for the fiscal year 1995, and (4) to transact such other business as may properly come before the Meeting or any and all postponements or requirements thereof.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
David V. Radlinski, Secretary) a written notice of revocation or a fully executed proxy bearing a late date or by attending the Meeting and voting in person.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on August 18, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, 5,197,355 shares of the Company's Common Stock were issued and outstanding.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on any matter that may be presented for consideration and action by the stockholders at the Meeting.

    The costs of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company may reimburse brokers or other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners.


QUORUM AND REQUIRED VOTE

    The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournment thereof.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against proposal.

    In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1996 Annual Meeting of Stockholders must be received by the Company no later than April 1, 1996 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting.


                                 PROPOSAL ONE -
                             ELECTION OF DIRECTORS

VOTING PROCEDURE

    The authorized number of the Company's directors is currently fixed at three. All three directors will be elected at the Meeting to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Provided a quorum is present at the Meeting, the three nominees receiving the greatest numbers of votes will be elected. Each share entitles its holder to vote for three nominees and to cast one vote for any nominee.


NOMINEES FOR ELECTION

          Management's nominees for election as directors at the Meeting are set forth in the table below. Unless authority to vote for any directors is withheld in a proxy, it is intended that each proxy will be voted for such nominees. In the event that any of the nominees for directors before the Meeting become unavailable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

          NOMINEE                      AGE             PRINCIPAL OCCUPATION
          -------                      ---             --------------------
          David V. Radlinski            50             Chairman of the Board and
                                                       Chief Executive Officer of the Company

          Frank R. Pope                 45             General Partner
                                                       Technology Funding

          Donald John Regan             61             Vice President and General Counsel
                                                       Kinsell, O'Neil, Newcomb & De Dios, Inc.

     Mr. Radlinski is currently the President of Medstone International, Inc. and Chief Financial Officer and Secretary of the Company. He had been the Company's Executive Vice President of Finance, Chief Financial Officer and Secretary from July 1987 until January 1991. From 1984 to 1987, he was Vice President of Finance and Chief Financial Officer of Printronix, Inc., a publicly-owned company which manufactures computer printers.

     Mr. Pope is a general partner and officer of the Technology Funding venture capital management firms. Before joining Technology Funding in March 1981, he was a Tax Manager with the accounting firm of Coopers and Lybrand, L.L.P. Mr. Pope is a C.P.A. and a member of the California Bar.

     Mr. Regan is currently the Vice President and General Counsel of Kinsell, O'Neal, Newcomb & De Dios, Inc., a municipal investment banking firm. Mr. Regan has practiced securities, municipal finance, nonprofit corporation, real estate, and business transactions law for over thirty years, commencing with his association, on graduation from law school, with Rutan & Tucker, Costa Mesa, California. He is a member of the National Association of Bond Lawyers, has published several articles on securities law and served as a lecturer for the Practicing Law Institute. He specializes in revenue and project finance bonds. He is also a founding owner of and remains as special counsel to ARV Assisted Living, Inc., a developer of residential retirement facilities and the largest provider of assisted living services in the United States.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

     The nominees receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of directors to be elected, shall be elected as directors. Votes withheld will be counted for purposes of determining the presence of a quorum for the transaction of business at the meeting but have no other legal effect upon election of directors under Delaware law.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.


                                 PROPOSAL TWO -
                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                      TO EFFECT THE COMPANY'S NAME CHANGE

     In connection with the Company's previously announced plans to spin out its business units into independent companies, the Board of Directors has decided to amend the Company's Certificate of Incorporation to effect a name change from Cytocare, Inc. to Medstone International, Inc. The Board of Directors believes that this name change will more accurately identify the Company's principal business as it currently exists and the ongoing business once the spin outs have been accomplished.

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the amendment to the Company's Certificate of Incorporation.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION DESCRIBED HEREIN.


                                PROPOSAL THREE -
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young, LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1995, and recommends that the stockholders vote for the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young, LLP has audited the Company's financial statements since 1987. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make statements if they so desire. The representatives also are expected to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.


SECURITY OWNERSHIP

     The following table sets forth the number of shares of the Company's Common Stock known to the Company to be beneficially owned as of August 18, 1995 (i) by each person who owns beneficially more than 5 percent of the outstanding shares of Common Stock, (ii) by each of the present directors and nominees for director, (iii) by each of the executive officers named in the Executive Compensation table below (the "Named Officers") and (iv) by all executive officers and directors of the Company as a group, and the percentage of the total outstanding shares of Common Stock such shares represented as of August 18, 1995.

                                                             NUMBER OF SHARES
                                                               BENEFICIALLY      PERCENTAGE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED(1)          OWNERSHIP
           ------------------------------------              ----------------    -------------
          Errol G. Payne(2)(5)                                  478,500(6)            8.8%
             100 Columbia, Suite 100
             Aliso Viejo, CA  92656

          Frank R. Pope                                         429,035(3)(4)         8.2%
             2000 Alameda de las Pulgas
             San Mateo, CA  94402

          Technology Funding                                    422,702(3)            8.1%
             2000 Alameda de las Pulgas
             San Mateo, CA 94402

          Hathaway & Associates, Ltd.                           375,000               7.2%
             119 Rowayton Avenue
             Rowayton, CT  06853

          David V. Radlinski(5)                                 143,791(7)            2.7%
             100 Columbia, Suite 100
             Aliso Viejo, CA  92656

          Thomas W. Gardner(5)                                  109,989(8)            2.1%
             100 Columbia, Suite 100
             Aliso Viejo, CA  92656

          Paul D. Quadros(2)                                     20,667(9)             (10)
             716 Columbia Drive
             San Mateo, CA  94402

          All executive officers and directors
             as a group (5 persons)                           1,074,505(11)         19.40%

---------------

(1) All such shares were held of record with sole voting and investment power, subject to applicable community property laws, by the named individual and/or by his wife, except as indicated in the following footnotes.
(2) Mr. Payne and Mr. Quadros are directors of the Company who are not standing for reelection.

(3) Includes 211,351 shares held by Technology Funding Partners I and 211,351 shares held by Technology Funding Partners II. Technology Funding, Inc. and Technology Funding Ltd. (together, "Technology Funding"), of which Frank R. Pope is an officer or general partner, are the managing general partners of Technology Funding Partners I and Technology Funding Partners II. Technology Funding and Mr. Pope are entitled to exercise voting and investment power with respect to all shares owned by Technology Funding Partners I and Technology Funding Partners II and therefore are deemed to be beneficial owner of such shares.
(4) Includes 4,333 shares issuable upon exercise of presently outstanding stock options under the Company's Non-employee Director Stock Option Plan.
(5)      Executive officer of the Company.
(6) Includes 237,500 shares issuable upon exercise of presently outstanding stock options.
(7) Includes 62,667 shares issuable upon exercise of presently outstanding stock options.
(8) Includes 38,656 shares issuable upon exercise of presently outstanding stock options.
(9) Includes 667 shares issuable upon exercise of presently outstanding stock options.
(10) Percentage information is omitted because the beneficially owned shares represent less than 1% of the outstanding shares of the Company's Common Stock.
(11) Includes 343,823 shares issuable upon exercise of presently outstanding stock options.


COMMITTEES AND MEETINGS

     The Audit Committee of the Board of Directors currently consists of Messrs. Quadros and Pope. The Audit Committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants and the scope of the annual audit.

     The Compensation Committee currently consists of Messrs. Quadros and Pope. The Compensation Committee reviews salaries and other compensation of employees of the Company and furnishes recommendations for compensation adjustments to the Board of Directors.

     The Stock Option Committee currently consists of Messrs. Quadros and Pope. The Stock Option Committee administers the Company's employee stock option plans and, to the extent required, the Company's nonemployee director stock option plan.

     The Board of Directors has not established a standing nominating committee or other committee performing similar functions.

     During the Company's fiscal year ended December 31, 1994, the Board of Directors met once and the Stock Option Committee met twice. Messrs. Payne, Quadros and Pope attended 100% of these meetings applicable to them.


COMPENSATION OF DIRECTORS

     The Company currently does not compensate Messrs. Quadros and Pope for their services, but they are reimbursed for expenses incurred by them in connection with the Company's business.

     Under the Nonemployee Director Stock Option Plan, each new nonemployee director is automatically granted an option to purchase up to 5,000 shares as of the effective date of his or her first appointment to the Board or first election to the Board by the stockholders, whichever is earlier. Subject to acceleration of the option exercises in the event of certain events specified in the plan, each such option becomes exercisable with respect to 1/60 of the shares issuable for each elapsed full month during the five-year period after its grant date, but will not be initially exercisable until six months after the grant date. The exercise price of each option will equal the fair market value of the underlying Common Stock on the date the option is granted. Each option will expire six years after its grant, except that the expiration will be extended until one year after the optionee's death if it occurs less than one year before the option's expiration date. An option granted under the plan is not transferrable during the grantee's lifetime and must be exercised within one year following his or her death, or within 90 days after the grantee ceases to be a member of the Board for any other reason, and will only be exercisable to the extent it is exercisable on the date the grantee leaves the Board.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who received salary and bonus payments in excess of $100,000 during fiscal 1994.

                         SUMMARY -  COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                          -------------------------------------
                                       ANNUAL COMPENSATION                          AWARDS              PAYOUTS
                            ------------------------------------------    -------------------------     -------
     NAME                                                    OTHER        RESTRICTED     SECURITIES
     AND                                                     ANNUAL         STOCK        UNDERLYING       LTIP     ALL OTHER
  PRINCIPAL                  FISCAL    SALARY     BONUS   COMPENSATION    AWARDS(S)        OPTIONS      PAYOUTS   COMPENSATION
  POSITION                    YEAR     ($)(1)      ($)         ($)           ($)           (#)(2)         ($)         ($)
-------------               --------   -------   -------  ------------    ----------     ----------     -------   ------------
Errol G. Payne                1994     200,000       ---       ---           ---            ---           ---         ---
Chairman of the Board and     1993     200,000       ---       ---           ---            ---           ---         ---
Chief Executive Officer       1992     200,000       ---       ---           ---            ---           ---         ---


David V. Radlinski (4)        1994     175,000       ---       ---           ---         36,750(6)        ---         ---
Chief Financial Officer       1993     162,500    12,500       ---           ---            ---           ---         ---
and Secretary and             1992     125,000    50,000       ---           ---         14,250           ---         ---
President of Medstone
International, Inc.

Mark G. Cherney (3)           1994     140,000       ---       ---           ---         25,000(6)        ---         ---
President                     1993     127,500    12,500       ---           ---            ---           ---         ---
Endocare, Inc.                1992      90,000    50,000       ---           ---         25,000           ---         ---


Thomas W. Gardner             1994      95,000       ---       ---           ---          5,000(6)        ---         ---
Vice President                1993     127,500    12,500     1,724           ---            ---           ---         ---
Cytocare, Inc.                1992      90,000    50,000       ---           ---         25,000           ---         ---

----------------------
(1) In addition to the cash compensation shown in the table, executive officers of the Company may receive indirect compensation in the form of perquisites and other personal benefits. For each of the named executive officers, the amount of this indirect compensation in 1994, 1993 and 1992 did not exceed the lesser of $50,000 or 10% of the executive officer's total salary and bonus for that year.
(2)    Options to acquire shares of Common Stock.
(3) As of January 3, 1995, Mr. Cherney resigned as President of Endocare, Inc. and as Vice President of Cytocare, Inc.
(4) As of July 26, 1995, Mr. Radlinski was granted an option on 50,000 shares.
(5)    As of July 26, 1995, Mr. Gardner was granted an option on 40,000 shares.
(6) Fully vested options which would have expired on April 2, 1994 were extended for a period of one year, until April 2, 1995.

STOCK OPTION EXTENSIONS DURING 1994

     No new stock options were granted to the Named Officers during the year ended December 31, 1994. The following table provides information related to the stock options in March 1994 that had their expiration date extended one year until April 2, 1995 at the original exercise price.

                                                                              POTENTIAL
                                                                              REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                              STOCK PRICE
                                                                           APPRECIATION FOR
                        INDIVIDUAL EXTENSIONS                                OPTION TERM
--------------------------------------------------------------------      -----------------
                                  % of Total
                        Shares     Employee
                      Underlying    Options
                       Options    Granted or     Exercise
                       Extended   Extended in     Price   Expiration
       Name              (#)      Fiscal Year   ($/Share)    Date        5%($)      10%($)
       ----           ----------  -----------   --------- ----------     ------      ------
 Errol G. Payne           ---        ---           ---         ---          ---         ---

 David V. Radlinski    11,750(1)      11%         4.43      4/2/95        5,287      10,928
                       25,000(1)      23%         5.00      4/2/95       12,750      26,250

 Thomas W. Gardner      5,000(2)       5%         5.00      4/2/95        2,550       5,250

 Mark G. Cherney(3)    15,000         14%         4.43      4/2/95        6,750      13,950
                       10,000          9%         5.00      4/2/95        5,100      10,500

--------------
(1) In February 1995, the expiration of these options plus an additional 10,000 options which were expiring in 1995, were extended until April 2, 1996.
(2) In February 1995, the expiration of these options plus an additional 5,000 options which were expiring in 1995, were extended until April 2, 1996.
(3)   As of January 3, 1995, Mr. Cherney resigned from the Company.

STOCK OPTIONS HELD AT END OF FISCAL YEAR

        The following table provides information related to options held by the Named Officers at December 31, 1994. No options were exercised by such officers during 1994.

                                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                      OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($)(1)
                            SHARES ACQUIRED                        ----------------------------    ---------------------------
         NAME               ON EXERCISE (#)   VALUE REALIZED ($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
         ----               ---------------   ------------------   -----------    -------------    -----------   -------------
Errol G. Payne                    ---                 ---            195,834          54,166         865,192       239,305
David V. Radlinski (2)(4)         ---                 ---            159,417           1,583         537,518         4,559
Thomas W. Gardner (2)(5)          ---                 ---             82,222           2,778         301,299         8,001
Mark G. Cherney (3)               ---                 ---             97,222           2,778         323,049         8,001

---------------
(1) The closing price for the Company's Common Stock as reported by the National Association of Securities Dealers (NASD) on December 31, 1994 was $5.88. Value is calculated on the basis of the difference between the option exercise price and $5.88, multiplied by the number of shares of Common Stock underlying the option.
(2) Subsequent to December 31, 1994, Mr. Radlinski and Mr. Gardner exercised 100,000 and 50,000 options, respectively.
(3) As of January 3, 1995, Mr. Cherney resigned from the Company and exercised all of his exercisable options.
(4)  As of July 26, 1995, Mr. Radlinski was granted an option on 50,000 shares.
(5)  As of July 26, 1995, Mr. Gardner was granted an option on 40,000 shares.

CERTAIN TRANSACTIONS

        During 1991, the Company was a party to the formation of Cardiac Science, Inc., for which the Company purchased 5,353,031 shares of common stock, for a cash payment of $.0016 per share. This purchase represented 77.3% of the outstanding stock. As of July 8, 1991, the Company distributed a dividend to its stockholders of record on that date, one share of Cardiac Science, Inc. stock for each share of Cytocare stock held. The Company retained 629,768 shares of common stock of Cardiac Science, Inc.

        In June 1991, the Company agreed to loan Cardiac Science, Inc. up to $220,000 to provide working capital pursuant to the terms of a revolving note agreement. The unpaid principal amount of the loan, together with interest accrued thereon at the rate of 10% per annum, was due and payable to Cytocare in December 1991. Cytocare then agreed to extend this note and to loan additional amounts to Cardiac Science, Inc. As of April 30, 1992, the Company had loaned Cardiac Science, Inc. approximately $310,000. In April 1992, the Company agreed to extend its initial loan to Cardiac Science, Inc. and to loan Cardiac Science, Inc. an additional $200,000. These loans bore interest at a rate of 8% per annum, payable quarterly, are secured by Cardiac Science's assets and were to mature on the earlier of April 1, 1995 or the closing of the initial public offering of Cardiac Science's common stock. Cardiac Science, Inc. has the option to pay the interest on the notes in either cash or shares of its common stock valued at $.15 per share. To pay such interest, Cardiac Science, Inc. had issued 419,054 shares of its common stock to the Company as of December 31, 1994. In connection with such loan extension and the agreement to make additional loans, Cardiac Science issued to Cytocare 3,400,000 warrants to purchase shares of its common stock at $.15 per share for an aggregate exercise price of up to $510,000.

        In September 1994, Cardiac Science reached an agreement with Cytocare pursuant to which, and concurrently with the closing of a Private Placement of Cardiac Science's Common Stock (i) Cytocare exercised the warrants to the extent of 2,720,000 shares, (ii) Cardiac Science utilized the proceeds therefrom ($408,000) to pay an equivalent portion of the note, (iii) the due date for the remaining principal balance on the note ($102,000) was extended to April 1, 1996, (iv) Cytocare maintains its current lien on the assets of the Company until the balance of the note is paid, (v) the expiration date for the remaining warrants to purchase 680,000 shares of Cardiac Science common stock was changed to March 31, 1996, (vi) all outstanding unsecured obligations owing by Cardiac Science to Cytocare (approximately $270,000) were satisfied by the issuance to Cytocare of 1,800,000 shares of common stock and a ten year warrant to purchase 1,000,000 shares of common stock at $.001 per share, and (v) Cardiac Science established a location of operations completely independent of Cytocare.

        As of December 31, 1994, Cardiac Science's outstanding note balance was $104,335, including accrued interest. A reserve of $104,335 has been provided for non-payment of the note. The Company also holds 5,568,822 shares of Cardiac Science which it carries at a net valuation of 0. The Company also advanced amounts to Cardiac Science for accounting, operational expenses, payroll and health insurance of employees working part-time on Cardiac Science projects. These amounts were to be repaid by Cardiac Science on a month-to-month basis. As of December 31, 1994, $8,948 had been advanced to Cardiac Science. A reserve of $4,023 has been provided for non-payment of the advances.


COMPENSATION COMMITTEE INTERLOCKS INSIDER PARTICIPATION

        During 1994, the Compensation Committee consisted of Paul Quadros and Frank Pope. Neither of these individuals was at any time during 1994 or prior thereto an officer or employee of the Company, nor did either individual receive compensation during such period for services rendered to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        The Company is not aware of any director, officer, or 10% shareholder who during 1994 failed to file on a timely basis any report regarding the Company's securities required by Section 16(a) of the Securities Exchange Act of 1934.


COMPENSATION COMMITTEE REPORT

        The Compensation Committee has provided the following Board Compensation Committee Report:

        Executive Compensation Policy - Cytocare, Inc.'s overall compensation philosophy is as follows:

        a) Attract and retain quality talent, which is critical to both the short-term and long-term success of this company;
        b) Reinforce strategic performance objectives through the use of incentive compensation programs; and
        c) Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision making.

        Base Compensation - The Committee's approach to base compensation is to offer competitive salaries in comparison to market practices. The 1994 average base salaries of the executive officers did not change in 1994.

        The Committee annually examines market compensation levels and trends observed in the labor market. Market information is used as a frame of reference for annual salary adjustments and starting salary offers. The review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents.

        Long-term Incentive Compensation - Cytocare uses incentive stock options as its long-term incentive compensation. The total of targeted or projected values of long-term awards at the date of grant is set considering observed market practices for similar positions in similar industries.

        No incentive stock options were granted by the Committee to executives in the fiscal year ended December 31, 1994.

        Frank Pope, Chairman of Compensation Committee
        Paul Quadros, Member

OTHER MATTERS

        The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.


ANNUAL REPORT

        The Company's 1994 Annual Report to Stockholders is being mailed to stockholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, MR. DAVID V. RADLINSKI, AT CYTOCARE, INC., 100 COLUMBIA, SUITE 100, ALISO VIEJO, CALIFORNIA 92656.


                                             FOR THE BOARD OF DIRECTORS,



                                             David V. Radlinski, Secretary

Aliso Viejo, California
August 18, 1995


           STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                            CYTOCARE, INC.
                                  100 COLUMBIA
                                   SUITE 100
                             ALISO VIEJO, CA 92656

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Errol G. Payne and David V. Radlinski, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Cytocare, Inc. held of record by the undersigned on August 18, 1995 at the Annual Meeting of Stockholders to be held on September 21, 1995, and at any adjournments thereof.

1.  ELECTION OF DIRECTORS

          / / FOR all nominees listed below             / / WITHHOLD AUTHORITY
              (except as marked to the contrary below)      to vote for all nominees listed below

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, line through or otherwise strike out the nominee's name below)

              Frank R. Pope, David V. Radlinski, Donald John Regan

2. APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE COMPANY'S NAME CHANGE FROM CYTOCARE, INC. TO MEDSTONE INTERNATIONAL, INC.

                  / / FOR         / / AGAINST        / / ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1995.

                  / / FOR         / / AGAINST        / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                    (Important -- please sign on other side)

                          (Continued from other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, PROPOSAL 2 AND 3.

                                                       DATED:            , 1995
                                                             ------------

                                                       ------------------------
                                                               Signature

                                                       ------------------------
                                                               Signature

                                                       Please sign exactly as
                                                       name appears hereon. When
                                                       shares are held by joint
                                                       tenants, both should
                                                       sign. When signing as
                                                       attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       President or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.

                                                       / / I plan to attend the
                                                           meeting

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
           PROMPTLY USING THE ENCLOSED ENVELOPE.